RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                             COMMERCE BANCORP, INC.

TO:      The Secretary of State
         State of New Jersey

         Commerce Bancorp, Inc., a corporation of the State of New Jersey since December 9, 1982, hereby restates its Certificate of Incorporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, Chapter 9, Section 5.

         FIRST:  The name of the corporation is Commerce Bancorp, Inc.

         SECOND: The address of the corporation's current registered office is Commerce Plaza, 336 Route 70, Marlton, New Jersey 08053, and the name of the corporation's current registered agent as such address is C. Edward Jordan, Jr.

         THIRD: The purpose or purposes for which the corporation is organized are:

                  To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the New Jersey Business Corporation Act.

         FOURTH: The term for which the corporation is to exist is perpetual.

         FIFTH: The aggregate number of shares which the corporation shall have authority to issue shall be 5,000,000 shares of which 2,500,000 shares shall be common stock with a par value of $1.5625 per share and of which 2,500,000 shares shall be preferred stock without par value. The shares of preferred stock may be divided into and issued from time to time in one or more series as may be designated by the board of directors of the corporation, each such series to be distinctly titled and to consist of the number of shares designated by the board of directors. All shares of any one series of preferred stock as designated by the board of directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of any series of preferred stock may differ from those of any and all other series at any time outstanding. The board of directors of the corporation is hereby expressly vested with authority upon issuance of preferred stock authorized hereby which is convertible into any class or series of shares of the corporation to increase the authorized shares of any class or series to such number as will not be more than sufficient, when added to the previously authorized but unissued shares of such class or series, to satisfy the conversion privileges of the convertible shares issued. The board of directors of the corporation is hereby expressly vested with authority to fix by resolution the designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of the preferred stock and each series thereof which may be designated by the board of directors, including, but without limiting the generality of the foregoing, the following:

         (a) The voting rights and powers (if any) of the preferred stock and each series thereof;

         (b) The rates and times at which, and the terms and conditions on which, dividends (if any) on preferred stock, and each series thereof, will be paid, and any dividend preferences or rights of cumulation;

         (c) The rights (if any) of holders of preferred stock, and each such series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the corporation and the terms and conditions for such conversion or exchange, including, provisions for adjustment of conversion or exchange prices or rates in such events as the board of directors shall determine;

         (d) The redemption rights (if any) of the corporation and of the holders of preferred stock and each series thereof, and the times at which, and the terms and conditions on which preferred stock and each series thereof may be redeemed; and

         (e) The rights and preferences (if any) of the holders of preferred stock and each series thereof, upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation.

         SIXTH: The number of Directors constituting the current board of directors is eight and the names and addresses of the directors are:

         Name                             Business Address
         ----                             ----------------
         Robert C. Beck                   Beck & D'Elia
                                          10 Grove Street
                                          Cherry Hill, New Jersey 08034

         Vernon W. Hill, II               Site Development, Inc.
                                          386 Route 70
                                          Marlton, New Jersey 08053

         C. Edward Jordan, Jr.            Commerce Bank, N.A.
                                          336 Route 70
                                          Marlton, New Jersey  08053

         Morton N. Kerr                   Markeim-Chalmers, Inc.
                                          540 Cooper Street
                                          Camden, New Jersey 08102

         Irwin L. Levy                    Larwin Construction Company, Inc.
                                          3 Larwin Road
                                          Cherry Hill, New Jersey 08034

         Daniel J. Ragone                 Daniel J. Ragone & Company
                                          566 Haddon Avenue
                                          Collingswood, New Jersey 08108

         Joseph T. Tarquini, Jr.          The Tarquini Organization
                                          1812 Federal Street
                                          Camden, New Jersey 08105

         Clarence K. Wheeler              Wheeler Restaurants, Inc.
                                          386 Route 70
                                          Marlton, New Jersey 08053



         SEVENTH:  Except as otherwise expressly provided in this Article
Seventh:

         (i) any merger or consolidation of the corporation with or into any other corporation; or

         (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation to or with any other corporation, person or other entity, shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the corporation issued and outstanding and entitled to vote.

         The provisions of this Article Seventh shall not apply to any transaction described in clauses (i) or (ii) of this Article, which has been approved by resolution adopted by the Board of Directors of the corporation at any time prior to the consummation thereof.

         This Article Seventh may not be amended or rescinded except by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.

         EIGHTH: On all matters submitted to a vote at a meeting of shareholders, including the election of directors, each share of common stock shall be entitled to one vote on each matter submitted.

         IN WITNESS WHEREOF, Commerce Bancorp, Inc. has caused these presents to be executed by its Executive Vice President on this 1st day of October, 1984.



                                         COMMERCE BANCORP, INC.





                                         By: /s/ C. Edward Jordan, Jr.
                                             ---------------------------------

                                                 C. Edward Jordan, Jr.

                                                 Executive Vice President

                          CERTIFICATE OF AMENDMENT
              TO THE RESTATED CERTIFICATE OF INCORPORATION OF
                           COMMERCE BANCORP, INC.


         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Statutes, as amended, relating to the amendment of the certificate of incorporation, Commerce Bancorp, Inc. executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

         1. The name of the corporation is Commerce Bancorp, Inc.

         2. The following amendment to the Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on May 5, 1987:

                  RESOLVED, that the first sentence of Article FIFTH of the Restated Certificate of Incorporation is hereby amended to read as follows:

                                    "FIFTH: The aggregate number of shares which
                  the corporation shall have authority to issue shall be 12,500,000 shares of which 10,000,000 shares shall be common stock with a par value of $1.5625 per share and of which 2,500,000 shares shall be preferred stock without par value."

         3. 2,175,415 shares of Commerce Bancorp, Inc.'s common stock, par value $1.5625 per share, ("Common Stock") were entitled to vote on this amendment. The number of shares of Common Stock that voted for and against this amendment and the number of shares that abstained are as follows:

                           1,427,966                 FOR
                           -----------------

                           21,445                    AGAINST
                           -----------------

                           1,582                     ABSTAIN
                           -----------------

         4. The following amendment to the Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on May 5, 1987:

                  RESOLVED, that the Restated Certificate of Incorporation is hereby amended by adding an Article NINTH thereto to read as follows:

                                    "NINTH: An officer or director of the
                  corporation shall not be personally liable to the corporation or to the stockholders of the corporation for damages for breach of any duty owed to the corporation or to the stockholders of the corporation, except that this Article NINTH shall not relieve an officer or director of the corporation from personal liability to the corporation and to the stockholders of the corporation for damages for any breach of duty based upon an act or omission:

                                    (a)     in breach of such officer's or
                                            director's duty of loyalty to the
                                            corporation or to the stockholders
                                            of the corporation, or

                                    (b)     not in good faith or involving a
                                            knowing violation of law, or

                                    (c)     resulting in the receipt by such
                                            officer or director of an improper
                                            personal benefit.

                  Any repeal or modification of the foregoing Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification."

         5. 2,175,415 shares of Commerce Bancorp, Inc.'s Common Stock were entitled to vote on this amendment. The number of shares of Common Stock that voted for and against this amendment and the number of shares that abstained are as follows:

                           1,414,387                 FOR
                           -----------------

                           25,271                    AGAINST
                           -----------------

                           11,335                    ABSTAIN
                           -----------------

         IN WITNESS WHEREOF, Commerce Bancorp, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be signed by its Executive Vice President this 9th day of June 1987.



                            COMMERCE BANCORP, INC.

                            By: /s/ C. Edward Jordan, Jr.
                                ----------------------------------------
                                C. Edward Jordan, Jr.,
                                Executive Vice President

                          CERTIFICATE OF AMENDMENT
              TO THE RESTATED CERTIFICATE OF INCORPORATION OF
                           COMMERCE BANCORP, INC.


         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Statutes, as amended, relating to the amendment of the certificate of incorporation, Commerce Bancorp, Inc. executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

         1. The name of the corporation is Commerce Bancorp, Inc.

         2. The following amendment to the Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on May 18, 1993:

                           RESOLVED, that the first sentence of Article FIFTH of
                  the Restated Certificate of Incorporation is hereby amended to read as follows:

                                    "FIFTH: The aggregate number of shares which
                  the corporation shall have authority to issue shall be 25,000,000 shares of which 20,000,000 shares shall be common stock with a par value of $1.5625 per share and of which 5,000,000 shares shall be preferred stock without par value."



         3. 6,469,779 shares of Commerce Bancorp, Inc.'s Common Stock, par value $1.5625 per share ("Common Stock") and 417,000 shares of Commerce Bancorp, Inc.'s Series C ESOP Cumulative Convertible Preferred Stock, no par value per share ("Series C ESOP Preferred Stock") were entitled to vote on this amendment together and not as a separate class. The aggregate number of shares of Common Stock and Series C ESOP Preferred Stock that voted for and against the amendment and the aggregate number of shares that abstained are as follows:

                           3,252,659                 FOR
                           -----------------
                           485,394                   AGAINST
                           -----------------
                           24,220                    ABSTAIN
                           -----------------

         IN WITNESS WHEREOF, Commerce Bancorp, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be signed by its Executive Vice President this 19th day of May, 1993.

                           COMMERCE BANCORP, INC.

                           By: /s/ C. Edward Jordan, Jr.
                               ----------------------------------------
                               C. Edward Jordan, Jr.,
                               Executive Vice President

                          CERTIFICATE OF AMENDMENT
              TO THE RESTATED CERTIFICATE OF INCORPORATION OF
                           COMMERCE BANCORP, INC.


         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Statutes, as amended, relating to the amendment of the certificate of incorporation, Commerce Bancorp, Inc. executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

         1. The name of the corporation is Commerce Bancorp, Inc.

         2. The following amendment to the Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on June 17, 1997:

                           RESOLVED, that the first sentence of Article FIFTH of
                  the Restated Certificate of Incorporation is hereby amended to read as follows:

                                    "FIFTH: The aggregate number of shares which
                  the corporation shall have authority to issue shall be 60,000,000 shares of which 50,000,000 shares shall be common stock with a par value of $1.5625 per share and of which 10,000,000 shares shall be preferred stock without par value."

         3. 15,684,015 shares of Commerce Bancorp, Inc.'s Common Stock, par value $1.5625 per share ("Common Stock") and 417,000 shares of Commerce Bancorp, Inc.'s Series C ESOP Cumulative Convertible Preferred Stock, no par value per share ("Series C ESOP Preferred Stock") were entitled to vote on this amendment together and not as a separate class. The aggregate number of shares of Common Stock and Series C ESOP Preferred Stock that voted for and against this amendment and the aggregate number of shares that abstained are as follows:

                           8,948,995                 FOR
                           -----------------

                           2,685,048                 AGAINST
                           -----------------

                           98,970                    ABSTAIN
                           -----------------

         IN WITNESS WHEREOF, Commerce Bancorp, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be signed by its Executive Vice President this 18th day of June, 1997.

                           COMMERCE BANCORP, INC.

                           By: /s/ C. Edward Jordan, Jr.
                               ----------------------------------------
                               C. Edward Jordan, Jr.,
                               Executive Vice President

                          CERTIFICATE OF AMENDMENT
              TO THE RESTATED CERTIFICATE OF INCORPORATION OF
                           COMMERCE BANCORP, INC.


         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-2(3) of the New Jersey Statutes, as amended, relating to the amendment of the certificate of incorporation, Commerce Bancorp, Inc. executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

         1. The name of the corporation is Commerce Bancorp, Inc.

         2. The following amendment to the Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on May 15, 2001:

                           RESOLVED, that the first sentence of Article FIFTH of
                  the Restated Certificate of Incorporation is hereby amended to read as follows:

                                    "FIFTH: The aggregate number of shares which
                  the corporation shall have authority to issue shall be 160,000,000 shares of which 150,000,000 shares shall be common stock with a par value of $1.5625 per share and of which 10,000,000 shares shall be preferred stock without par value."

         3. 32,044,924 shares of Commerce Bancorp, Inc.'s Common Stock, par value $1.5625 per share ("Common Stock") were outstanding and entitled to vote on this amendment. The aggregate number of shares of Common Stock that voted for and against the amendment and the aggregate number of shares that abstained are as follows:

                           21,537,002                FOR
                           -----------------

                           6,842,651                 AGAINST
                           -----------------

                           121,374                   ABSTAIN
                           -----------------

         IN WITNESS WHEREOF, Commerce Bancorp, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be signed by its President this 16th day of May, 2001.

                                    COMMERCE BANCORP, INC.

                                    By: /s/Vernon W. Hill, II
                                        -------------------------------
                                        Vernon W. Hill, II,
                                        President

                          CERTIFICATE OF AMENDMENT
              TO THE RESTATED CERTIFICATE OF INCORPORATION OF
                           COMMERCE BANCORP, INC.


         Pursuant to the provisions of Section 14A:7-15.1(3), Section 14A:9-2(2) and Section 14A:9-4(2) of the New Jersey Statutes, as amended, relating to the amendment of the certificate of incorporation, Commerce Bancorp, Inc. executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

         1. The name of the corporation is Commerce Bancorp, Inc.

         2. The following amendment to the Restated Certificate of Incorporation was approved by the directors of the corporation on November 20, 2001:

                           RESOLVED, that the first sentence of Article FIFTH of
                  the Restated Certificate of Incorporation is hereby amended to read as follows:

                                    "FIFTH: The aggregate number of shares which
                  the corporation shall have authority to issue shall be 160,000,000 shares of which 150,000,000 shares shall be common stock with a par value of $1.00 per share and of which 10,000,000 shares shall be preferred stock without par value."

         3. That the amendment to the certificate of incorporation will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the share dividend, division or combination exceeding the percentage of authorized shares that was unissued before the share dividend, division or combination.

         IN WITNESS WHEREOF, Commerce Bancorp, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be signed by its President this 10th day of December, 2001.

                                    COMMERCE BANCORP, INC.

                                    By: /s/Vernon W. Hill, II
                                        -------------------------------
                                        Vernon W. Hill, II,
                                        President

                            CERTIFICATE OF AMENDMENT
                 TO THE RESTATED CERTIFICATE OF INCORPORATION OF
                             COMMERCE BANCORP, INC.

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Statutes, as amended, relating to the amendment of the certificate of incorporation, Commerce Bancorp, Inc. executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

         1. The name of the corporation is Commerce Bancorp, Inc.

         2. The following amendment to the Restated Certificate of Incorporation was approved by the board of directors and thereafter duly adopted by the shareholders of the corporation on June 11, 2004:

                  RESOLVED, that the first sentence of Article FIFTH of the Restated Certificate of Incorporation is hereby amended to read as follows:

                           "FIFTH: The aggregate number of shares which the
                  corporation shall have authority to issue shall be 510,000,000 shares of which 500,000,000 shares shall be common stock with a par value of $1.00 per share and of which 10,000,000 shares shall be preferred stock without par value."

         3. 77,907,957 shares of Commerce Bancorp, Inc.'s common stock, par value $1.00 per share, were entitled to vote on this amendment. The number of votes cast for or against, as well as the number of abstentions and broker non-votes was as follows:

                                For -- 52,451,292
                              Against -- 18,288,419
                               Abstain -- 211,876
                          Broker Non-Vote -- 6,956,370

         IN WITNESS WHEREOF, Commerce Bancorp, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be signed by its Senior Vice President and Chief Financial Officer on this 7th day of October, 2004.

                             COMMERCE BANCORP, INC.

                             By:    /s/ Douglas J. Pauls
                                    --------------------
                             Name:  Douglas J. Pauls
                             Title: Senior Vice President and Chief
                                    Financial Officer